SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center
Suite 1000
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 9, 2018, Robert J. McCarthy, age 64, was appointed to the board of trustees (the “Board of Trustees”) of RLJ Lodging Trust (the “Company”) upon the recommendation of the Company’s Nominating and Corporate Governance Committee, with a term commencing on that date.

Mr. McCarthy will serve as a trustee of the Company until the Company’s 2018 annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal. In connection with Mr. McCarthy’s election as a trustee, the Board of Trustees increased the size of the Board of Trustees to nine members. Board committee assignments for Mr. McCarthy will include the Nominating and Corporate Governance Committee; any other committee appointments will be determined at a later date.

In accordance with the Company’s current trustee compensation program, Mr. McCarthy is entitled to a cash retainer equal to the $75,000 annual cash compensation paid to the members of the Board of Trustees and an annual retainer of $5,000 for service on the Nominating and Corporate Governance Committee, both retainers to be prorated for his remaining term. In addition, in accordance with the Company’s current trustee compensation program, as compensation for his service on the Board of Trustees Mr. McCarthy is expected to receive a restricted share grant equal in value to the $90,000 restricted share grants made to members of the Board of Trustees prorated for his remaining term. The Board of Trustees has not yet approved Mr. McCarthy’s restricted share grant.

Item 7.01. Regulation FD Disclosure

On February 13, 2018, the Company issued a press release announcing the appointment of Mr. McCarthy to the Board of Trustees. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press Release, dated February 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: February 14, 2018	By:	/s/ Frederick D. McKalip
Frederick D. McKalip
Senior Vice President and General Counsel